Exhibit 99.1

                 VCA Antech, Inc. Reports Third Quarter Results

     LOS ANGELES--(BUSINESS WIRE)--Oct. 25, 2006--VCA Antech, Inc.
(NASDAQ:WOOF):

     --   Third quarter revenue increased 9.8% to $251.6 million

     --   Third quarter gross profit increased 12.5% to $70.5 million

     --   Third quarter diluted earnings per common share increased 23.1% to
          $0.32

     VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended September 30, 2006, as follows: revenue increased 9.8% to a third quarter record of $251.6 million; gross profit increased 12.5% to $70.5 million; operating income increased 16.7% to $51.5 million; net income increased 21.2% to $27.0 million; and diluted earnings per common share increased 23.1% to $0.32.

     We also reported our financial results for the nine months ended September 30, 2006, as follows: revenue increased 19.0% to a nine-months record of $741.0 million; gross profit increased 20.1% to $208.9 million; operating income increased 20.6% to $151.8 million; net income was $86.2 million; and diluted earnings per common share was $1.02. The first quarter of 2006 included a tax benefit in the amount of $6.8 million, or $0.08 per diluted common share, due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. The second quarter of 2005 included an after-tax charge of $11.5 million, or $0.13 per diluted common share, for debt retirement costs. Excluding these items from the nine months ended September 30, 2006 and 2005, adjusted net income increased 27.5% to $79.4 million and adjusted diluted earnings per common share increased 27.0% to $0.94.

     Bob Antin, Chairman and CEO, stated, "We had an excellent quarter. Our consolidated revenue increased 9.8% to $251.6 million and our consolidated margins improved over the comparable prior year quarter. Our consolidated gross profit increased 12.5% and our consolidated gross profit margin increased to 28.0% compared to 27.3% in the comparable prior year quarter. In addition, our consolidated operating income increased 16.7% and our consolidated operating income margin increased to 20.5% compared to 19.3% in the comparable prior year quarter.

     "Our laboratory revenue increased 16.8% to $66.1 million, our laboratory gross profit increased 19.7% and our laboratory gross profit margin increased to 45.4% compared to 44.3% in the comparable prior year quarter. Our laboratory operating income increased 19.7% and our laboratory operating income margin increased to 38.8% compared to 37.9% in the comparable prior year quarter. Laboratory internal revenue growth was 15.2% for the third quarter of 2006.

     "Our animal hospital revenue increased 9.4% to $183.6 million, our animal hospital gross profit increased 9.4% and our animal hospital gross profit margin of 20.4% was consistent with the prior comparable quarter. Our animal hospital operating income increased 7.5% and our operating income margin was 17.6% compared to 17.9% in the comparable prior year quarter. Our animal hospital same-store revenue growth was 4.8% for the third quarter of 2006 and our animal hospital same-store gross profit margin increased to 20.6% from 20.5% in the comparable prior year quarter.

     "Our medical technology revenue declined 15.5% to $9.0 million and our medical technology gross profit declined 7.8%, while our medical technology gross profit margin increased to 38.3% compared to 35.1% in the comparable prior year quarter. Our medical technology operating income was $892,000 compared to $908,000 reported in the third quarter of 2005."

     Non-GAAP Financial Measures

     We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

     Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the nine months ended September 30, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was the $6.8 million tax benefit recorded during the first quarter of 2006. For the nine months ended September 30, 2005, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was debt retirement costs, net of tax in the amount of $11.5 million recorded during the second quarter of 2005.

     There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income excludes the impact of certain items and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

     To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

     Conference Call

     We will discuss our company's third quarter 2006 financial results during a conference call today, October 25, 2006, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing 800-289-0544. Interested parties should call at least 10 minutes prior to the start of the call to register.

     Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions, including Pet's Choice, Inc., and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2005, and our Report on Form 10-Q for the quarter ended June 30, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply ultrasound and digital radiography equipment to the veterinary industry.


                           VCA Antech, Inc.
                    Consolidated Income Statements
   For the Three and Nine Months Ended September 30, 2006 and 2005
         (Unaudited - In Thousands, Except Per Share Amounts)

                                 Three Months         Nine Months
                             Ended September 30,  Ended September 30,
                             -------------------- --------------------
                                2006      2005       2006      2005
                             ---------- --------- ---------- ---------
Revenue:
  Laboratory                  $ 66,054  $ 56,555   $195,064  $168,271
  Animal hospital              183,592   167,815    540,117   449,128
  Medical technology             8,956    10,595     25,348    20,437
  Intercompany                  (6,970)   (5,723)   (19,567)  (15,147)
                             ---------- --------- ---------- ---------
                               251,632   229,242    740,962   622,689
                             ---------- --------- ---------- ---------

Direct costs                   181,167   166,598    532,014   448,783

Gross profit:
  Laboratory                    30,013    25,077     91,087    76,324
  Animal hospital               37,460    34,244    109,708    91,796
  Medical technology             3,426     3,714      9,072     6,411
  Intercompany                    (434)     (391)      (919)     (625)
                             ---------- --------- ---------- ---------
                                70,465    62,644    208,948   173,906
                             ---------- --------- ---------- ---------
Selling, general and
 administrative:
  Laboratory                     4,350     3,636     12,793    10,347
  Animal hospital                5,161     4,072     15,107    11,582
  Medical technology             2,534     2,806      7,734     6,295
  Corporate                      6,901     7,880     21,681    19,719
                             ---------- --------- ---------- ---------
                                18,946    18,394     57,315    47,943
                             ---------- --------- ---------- ---------

Loss (gain) on sale of
 assets                              3       115       (200)       27
                             ---------- --------- ---------- ---------

Operating income                51,516    44,135    151,833   125,936

Interest expense, net            6,084     6,034     18,323    18,782
Other (income) expense              73      (130)       (24)        1
Minority interest expense          846       778      2,520     2,309
Debt retirement costs                -         -          -    19,282
                             ---------- --------- ---------- ---------
Income before provision for
 income taxes                   44,513    37,453    131,014    85,562
Provision for income taxes      17,536    15,196     44,825    34,797
                             ---------- --------- ---------- ---------
Net income                    $ 26,977  $ 22,257   $ 86,189  $ 50,765
                             ========== ========= ========== =========

Diluted earnings per common
 share                        $   0.32  $   0.26   $   1.02  $   0.61
                             ========== ========= ========== =========
Shares used for computing
 diluted earnings per common
 share                          85,187    84,019     84,864    83,818
                             ========== ========= ========== =========


                           VCA ANTECH, INC.
                     CONSOLIDATED BALANCE SHEETS
            As of September 30, 2006 and December 31, 2005
                      (Unaudited - In thousands)

                                       September 30,    December 31,
                                            2006            2005
                                      ---------------- ---------------
                                ASSETS
Current assets:
  Cash and cash equivalents           $        32,821  $       58,488
  Trade accounts receivable, net               41,091          36,104
  Inventory                                    20,483          17,856
  Prepaid expenses and other                   12,315           9,867
  Deferred income taxes                        11,850          10,972
  Prepaid income taxes                         18,235          12,337
                                      ---------------- ---------------
    Total current assets                      136,795         145,624
Property and equipment, net                   159,287         143,781
Other assets:
  Goodwill                                    615,784         586,444
  Other intangible assets, net                 15,006          10,735
  Deferred financing costs, net                 1,041           1,340
  Other                                        10,459           9,149
                                      ---------------- ---------------
    Total assets                      $       938,372  $      897,073
                                      ================ ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
   obligations                        $         6,620  $        5,884
  Accounts payable                             18,021          20,718
  Accrued payroll and related
   liabilities                                 28,203          30,131
  Accrued interest                                314             306
  Other accrued liabilities                    28,778          23,930
                                      ---------------- ---------------
    Total current liabilities                  81,936          80,969
Long-term obligations, less current
 portion                                      385,403         446,828
Deferred income taxes                          38,267          30,803
Other liabilities                              13,975          19,775
Minority interest                              10,181           9,947
Stockholders' equity:
  Common stock                                     83              83
  Additional paid-in capital                  272,603         258,402
  Retained earnings                           135,246          49,057
  Accumulated other comprehensive
   income                                         678           1,209
                                      ---------------- ---------------
    Total stockholders' equity                408,610         308,751
                                      ---------------- ---------------
    Total liabilities and
     stockholders' equity             $       938,372  $      897,073
                                      ================ ===============


                           VCA ANTECH, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Nine Months Ended September 30, 2006 and 2005
                      (Unaudited - In thousands)

                                             Nine Months Ended
                                               September 30,
                                      --------------------------------
                                            2006            2005
                                      ---------------- ---------------
Cash flows from operating activities:
  Net income                          $        86,189  $       50,765
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization              16,347          13,947
    Amortization of debt costs                    299             482
    Provision for uncollectible
     accounts                                   4,174           2,996
    Debt retirement costs                           -          19,282
    Loss (gain) on sale of assets                (200)             27
    Share-based compensation                    2,326               -
    Minority interest in income of
     subsidiaries                               2,520           2,309
    Distributions to minority
     interest partners                         (2,439)         (1,968)
    Deferred income taxes                       7,222           4,029
    Excess tax benefit from exercise
     of stock options                          (5,774)              -
    Other                                        (750)           (337)
  Changes in operating assets and
   liabilities:
    Increase in accounts receivable            (8,500)         (7,009)
    Increase in inventory, prepaid
     expenses and other assets                 (6,816)         (5,796)
    Increase (decrease) in accounts
     payable and other accrued
     liabilities                               (2,507)          4,439
    Decrease in accrued payroll and
     related liabilities                       (1,928)         (3,862)
    Increase (decrease) in accrued
     interest                                       8          (1,251)
    Decrease in prepaid income taxes              567          13,161
                                      ---------------- ---------------
      Net cash provided by operating
       activities                              90,738          91,214
                                      ---------------- ---------------
Cash flows from investing activities:
  Business acquisitions, net of cash
   acquired                                   (37,612)        (83,702)
  Real estate acquired in connection
   with business acquisitions                  (2,872)         (2,929)
  Property and equipment additions            (23,800)        (22,725)
  Proceeds from sale of assets                    533             368
  Other                                           268           3,540
                                      ---------------- ---------------
    Net cash used in investing
     activities                               (63,483)       (105,448)
                                      ---------------- ---------------
Cash flows from financing activities:
  Repayment of long-term obligations          (64,106)       (445,721)
  Proceeds from the issuance of long-
   term obligations                                 -         475,000
  Payment of financing costs                        -          (3,257)
  Proceeds from issuance of common
   stock under stock option plans               5,410           1,749
  Excess tax benefit from exercise of
   stock options                                5,774               -
                                      ---------------- ---------------
    Net cash provided by (used in)
     financing activities                     (52,922)         27,771
                                      ---------------- ---------------
Increase (decrease) in cash and cash
 equivalents                                  (25,667)         13,537
Cash and cash equivalents at
 beginning of period                           58,488          30,964
                                      ---------------- ---------------
Cash and cash equivalents at end of
 period                               $        32,821  $       44,501
                                      ================ ===============


                           VCA Antech, Inc.
                     Supplemental Operating Data
   For the Three and Nine Months Ended September 30, 2006 and 2005
         (Unaudited - In Thousands, Except Per Share Amounts)

                                  Three Months         Nine Months
                               Ended September 30, Ended September 30,
                               ------------------- -------------------
                                  2006      2005     2006      2005
                               ---------- -------- -------- ----------
Table #1
Reconciliation of net income
 to adjusted net income

Net income                     $  26,977  $22,257  $86,189  $  50,765
Certain significant items:
  Tax benefit                          -        -   (6,806)         -
  Debt retirement costs, net
   of tax                              -        -        -     11,517
                               ---------- -------- -------- ----------
Adjusted net income            $  26,977  $22,257  $79,383  $  62,282
                               ========== ======== ======== ==========

Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share

Diluted earnings per common
 share                         $    0.32  $  0.26  $  1.02  $    0.61
Certain significant items as
 detailed in Table #1                  -        -    (0.08)      0.13
                               ---------- -------- -------- ----------
Adjusted diluted earnings per
 common share                  $    0.32  $  0.26  $  0.94  $    0.74
                               ========== ======== ======== ==========

Shares used for computing
 adjusted diluted earnings per
 common share                     85,187   84,019   84,864     83,818
                               ========== ======== ======== ==========

Table #3
Depreciation and amortization

Depreciation and amortization
 included in direct costs:
  Laboratory                   $   1,206  $ 1,010  $ 3,328  $   2,760
  Animal hospital                  3,531    3,363   10,580      8,977
  Medical technology                 284      276      891        832
  Intercompany                       (41)     (20)    (109)       (36)
                               ---------- -------- -------- ----------
                                   4,980    4,629   14,690     12,533

Depreciation and amortization
 included in selling, general
 and administrative expense          516      533    1,657      1,414
                               ---------- -------- -------- ----------
    Total depreciation and
     amortization              $   5,496  $ 5,162  $16,347  $  13,947
                               ========== ======== ======== ==========


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
            As of September 30, 2006 and December 31, 2005
                      (Unaudited - In Thousands)

                                        September 30,   December 31,
                                            2006            2005
                                      ---------------- ---------------
Table #4
Selected consolidated balance sheet
 data

Debt:
  Revolving credit facility           $             -  $            -
  Senior term notes                           373,616         436,613
  Other debt and capital leases                18,407          16,099
                                      ---------------- ---------------
    Total debt                        $       392,023  $      452,712
                                      ================ ===============


   For the Three and Nine Months Ended September 30, 2006 and 2005
                      (Unaudited - In Thousands)

                             For the Three Months  For the Nine Months
                              Ended September 30,  Ended September 30,
                             --------------------- -------------------
                                2006       2005       2006      2005
                             ----------- --------- ---------- --------
Table #5
Selected expense data

Rent expense                 $    8,095  $  7,484  $  23,699  $19,873

Share-based compensation
 included in direct costs:
  Laboratory                 $      172  $      -  $     492  $     -

Share-based compensation
 included in selling,
 general and administrative
 expense:
  Laboratory                        128         -        382        -
  Animal hospital                   376         -        807        -
  Corporate                         205         -        645        -
                             ----------- --------- ---------- --------
                                    709         -      1,834        -
                             ----------- --------- ---------- --------
    Total share-based
     compensation            $      881  $      -  $   2,326  $     -
                             =========== ========= ========== ========


     CONTACT: VCA Antech, Inc.
              Tom Fuller, Chief Financial Officer, 310-571-6505